Exhibit 99.1


                  iPayment Announces Conference Call to Discuss
                         Third-Quarter Financial Results


     NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 13, 2006--iPayment today announced that its management will hold a conference call on Wednesday, November 15, 2006, at 10:30 a.m. (Eastern Time) to discuss its third-quarter financial results. To listen to the call, participants should dial 303-262-2051 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:30 p.m. (Eastern Time) on Wednesday, November 15, 2006, and will continue through Wednesday, November 22, 2006, by dialing 303-590-3000 and entering Pass Code 11077042#. The live broadcast of iPayment's quarterly conference call will be available online at www.ipaymentinc.com or www.earnings.com on November 15, 2006, beginning at 10:30 a.m. (Eastern Time). The online replay will be available at approximately 1:30 p.m. (Eastern Time) and continue for one week.

     iPayment, Inc. is a provider of credit and debit card-based payment processing services to approximately 140,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.


     CONTACT: iPayment, Inc.
              Chief Financial Officer:
              Clay Whitson, 615-665-1858, Ext. 115